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                                                                    EXHIBIT 10.M

                             THE FINOVA GROUP INC.

                           DEFERRED COMPENSATION PLAN

1.      Purpose of the Plan

        The purpose of this Deferred Compensation Plan (the "Plan") is to provide a select group of management or highly compensated employees of The FINOVA Group Inc. (the "Company") and its subsidiaries with an opportunity to defer the receipt of incentive compensation awarded to them under the yearly Management Incentive Plan and certain other incentive plans of The FINOVA Group Inc. and its subsidiaries as determined by the Committee (the "Incentive Plans") and thereby enhance the long-range benefits and purposes of the incentive awards.

2.      Administration of the Plan

        The Plan shall be administered by a committee appointed by the Chief Executive Officer of the Company (the "Committee"). Subject to the express provisions of the Plan, and the Incentive Plans, the Committee shall have the authority to adopt, amend and rescind such rules and regulations, and to make such determinations and interpretations relating to the Plan, which it deems necessary or advisable for the administration of the Plan, but it shall not have the power to amend, suspend or terminate the Plan. All such rules, regulations, determinations and interpretations shall be conclusive and binding on all parties.

3.      Participation in the Plan

        (a) Participation in the Plan shall be restricted to a select group of management or highly compensated employees of the Company or one of its subsidiaries who are participants in the Incentive Plans as determined by the Committee and whose timely written requests to defer the receipt of all or a portion of any incentive compensation which may be awarded to them, are honored in whole or in part by the Committee in its sole discretion. Any individual whose request for deferral is not accepted or honored by the Committee, whether for failure of timely submission or for any other reason, shall not become a participant in the Plan, and the Committee's determination in this regard shall be conclusive and binding.

        (b) If a participant in the Plan shall 1) sever his employment with the Company or one of its subsidiaries, 2) engage in any activity in competition with the Company or any of its subsidiaries during or following such employment, or 3) remain in the employ of a corporation which for any reason ceases to be a subsidiary of the Company, the Committee at any time thereafter may direct, in its sole and exclusive discretion, that his participation in the Plan shall terminate and he be paid in a lump
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sum the aggregate amount credited to his deferred incentive account as of the date such participation is terminated.

4.      Requests for Deferral

        All requests for deferral of incentive awards must be made in writing prior to the beginning of the year in which the participant would otherwise have the unqualified right to receive such award, but in no event later than December 15, with respect to awards under the Management Incentive Plan, and shall be in such form and shall contain such terms and conditions as the Committee may determine. Each such request shall specify the dollar amount or the percentage of any incentive award to be deferred, but in no event shall the amount to be deferred be less than $1,000 and the period of deferral be less than one (1) year. Each such request shall also specify 1) the date (no later than the employee's actual retirement date) when payment of the aggregate amount credited to the deferred incentive account is to commence, 2) whether such payment is then to be made in a lump sum or in quarterly or annual installments, and 3) if payment is to be made in installments, the period of time (not in excess of ten years) over which the installments are to be paid. The Committee shall, under no circumstances, accept any request for deferral of less than $1,000 of an incentive award or less than one (1) year or any request which is not in writing or which is not timely submitted.

5.      Deferral of Incentive Awards

        The Committee shall, prior to the beginning of the year in which the participant would otherwise have the unqualified right to receive such award, notify each individual who has submitted a request for deferral of an incentive award whether or not such request has been accepted and honored. If the request has been honored in whole or in part, the Committee shall advise the participant of the dollar amount or percentage of his incentive compensation which the Committee has determined to be deferred. The Committee shall further advise the participant of its determination as to the date when payment of the aggregate amount credited to the participant's deferred incentive account is to commence, whether payment of the amount so credited as of that date will then be made in a lump sum or in quarterly or annual installments, and if payment is to be made in installments, the period of time over which the installments will be paid.

6.      Modification of Deferral

        Upon subsequently being advised of the existence of special circumstances which are beyond the participant's control and which impose an unforeseen severe financial hardship on the participant or his beneficiary, the Committee may, in its sole and exclusive discretion, modify the deferral arrangement established for that participant to the extent necessary to remedy such financial hardship.
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7.     Deferred Incentive Account

       (a) A deferred incentive account shall be maintained by his employer for each participant in the Plan, and there shall be credited to each participant's account, on the date incentive compensation is awarded, the incentive award, or portion thereof, which would have been paid to such participant on said date if the receipt thereof had not been deferred.

       (b) In addition, there shall be credited quarterly to each participant's account, an interest credit on his deferred incentive award at the interest rates determined by the Committee to be payable during each calendar year, or portion thereof, prior to the termination of such participant's deferral period or, if the amount then credited to his deferred incentive account is to be paid in installments, prior to the termination of such installment period. The interest credit shall be a rate equal to the yield as of January 1, April 1, July 1 and October 1 on Merrill Lynch Taxable Bond Index - Long Term Medium Quality (A3) Industrial Bonds, unless and until otherwise determined.

       (c) The Plan shall at all times be unfunded for tax purposes and for purposes of Title I of ERISA. The Company shall not be required to segregate physically any amounts of money or otherwise provide funding or security for any amounts credited to the deferred incentive accounts of participants in the Plan.

8.     Designation of Beneficiary

       Each participant in the Plan shall deliver to the Committee a written instrument, in the form provided by the Committee, designating one or more beneficiaries to whom payment of the amount credited to his deferred incentive account shall be made in the event of his death. Unless the Committee shall otherwise determine, such payments shall be made in such amounts and at such times as they would otherwise have been paid to the participant if he had survived.

9.     Nonassignability of Participation Rights

       No right, interest or benefit under the Plan shall be assignable or transferable under any circumstances other than to a participant's designated beneficiary in the event of his death, nor shall any such right, interest or benefit be subject to or liable for any debt, obligation, liability or default of any participant. In the event of any attempt to assign or transfer any right, interest or benefit under the Plan, or to subject any such right, interest, or benefit to a debt, obligation, liability or default of a participant, his participation in the Plan shall terminate on the date such an attempt is made, and he shall be paid in a lump sum the aggregate amount credited to his deferred incentive account as of that date.
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10.    Rights of Participants

       A participant in the Plan shall have only those rights, interests or benefits as are expressly provided in the Plan and in the Incentive Plans. The Plan shall be deemed to be ancillary to the Incentive Plans and the rights of participants in the Plan shall be limited as provided in the Incentive Plans.

11.    Amendment, Suspension or Termination of the Plan

       The Board of Directors of the Company (the "Board") may from time to time amend, suspend or terminate the Plan, in whole or in part, and if the plan is suspended or terminated, the Board may reinstate any or all provisions of the Plan, except that no amendment, suspension or termination of the Plan shall, without the consent of a participant, adversely affect such participant's right to receive payment of the entire amount credited to his deferred incentive account on the date of such Board action. In the event the Plan is suspended or terminated, the Board may, in its discretion, direct the Committee to pay to each participant the amount credited to his account either in a lump sum or in accordance with the Committee's prior determination regarding the method of payment.

12.    Effective Date

       The Plan shall become effective on the date of its approval by the Board or on such other date as the Board may direct, but the Plan shall become operative with respect to a select group of management or highly compensated employees of each subsidiary only upon the adoption of the Plan by that subsidiary's Board of Directors.